Exhibit 10.1
Form of Standard Employee RSA Agreement
K12 INC. RESTRICTED STOCK AWARD AGREEMENT
     Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (the “Agreement”) is attached, K12 Inc., a Delaware corporation (the “Company”) has granted to Participant the right to purchase the number of shares of Restricted Stock under the 2007 Equity Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.
ARTICLE I.
GENERAL
     1.1 Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.
     1.2 Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
AWARD OF RESTRICTED STOCK
     2.1 Award of Restricted Stock.
          (a) Award. In consideration of Participant’s agreement to remain in the service or employ of the Company or one of its Subsidiaries, and for other good and valuable consideration, including the non-competition covenant of the Participant set forth in Section 3.5 below, which the Administrator has determined exceeds the aggregate par value of the Stock subject to the Award (as defined below), as of the Grant Date, the Company issues to Participant the Award described in this Agreement (the “Award”). The number of shares of Restricted Stock (the “Shares”) subject to the Award is set forth in the Grant Notice. Participant is an Employee, Director or Consultant.
          (b) Book Entry Form. The Shares will be issued in uncertificated form. Notwithstanding the foregoing, at the sole discretion of the Administrator, the Shares may be issued in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Section 2.2(d), the Company shall cause certificates representing the Shares to be issued to Participant; or (ii) certificate form pursuant to the terms of Sections 2.1(c) and (d).
          (c) Legend. Any certificates representing Shares issued pursuant to this Agreement shall, until all restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed and new certificates are issued, bear the following legend (or such other legend as shall be determined by the Administrator):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT, DATED [                                         ___, 20___], BY AND BETWEEN K12 INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY

NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”
          (d) Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of the certificates representing the Shares until all of the restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed; in such event Participant shall not retain physical custody of any certificates representing unvested Shares issued to him.
     2.2 Restrictions.
          (a) Forfeiture. Any Award which is not vested as of the date Participant ceases to be an employee of the Company or one of its Subsidiaries or other Eligible Individual (such as if the Participant’s employment is terminated by the Company, subject to Section 2.2(c), or the Participant voluntarily resigns his employment) shall thereupon be forfeited immediately and without any further action by the Company. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.2 and the exposure to forfeiture set forth in this Section 2.2(a).
          (b) Vesting and Lapse of Restrictions. Subject to Section 2.2(a) and 2.2(c), the Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth on the Grant Notice.
          (c) Acceleration of Vesting. Notwithstanding Sections 2.2(a) or 2.2(b) hereof, if the Participant dies or the Participant’s employment with the Company or one of its Subsidiaries is terminated by the Company due to the Participant’s Disability and the Participant incurs a Termination of Service, the Award shall become fully vested and the Restrictions shall lapse as of immediately prior to the date of the Participant’s Termination of Service, provided, however that the Committee or any person or persons to whom the Committee has delegated its authority with respect to the Award may, in its or their sole discretion, accelerate the vesting of all or a portion of the Award if the Participant’s employment with the Company is terminated by the Company without cause.
          (d) Tax Withholding; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement (including without limitation Section 2.1(b)):
               (i) The Company shall have the right to (A) require payment by or on behalf of the Participant, of all sums required by federal, state or local tax law to be withheld with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder and (B) determine the manner in which such payment shall be made, including, if approved by the Chief Executive Officer of the Company in his or her discretion (or if the Participant is the Chief Executive Officer by the Committee), the withholding of a portion of the vested Shares that have an aggregate market value not in excess of the minimum federal, state and local income, employment and any other applicable taxes required to be withheld, as determined on the date the Restrictions lapse.
               (ii) No new certificate shall be delivered to Participant or his legal representative unless and until Participant or his legal representative shall have paid to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Participant resulting from the grant of Shares or the lapse or removal of the Restrictions.

               (iii) The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which such Stock is then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the Restrictions lapse as the Administrator may from time to time establish for reasons of administrative convenience.
ARTICLE III.
OTHER PROVISIONS
     3.1 Section 83(b) Election. Participant understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the Shares and the Fair Market Value of such Shares at the time the Restrictions on such Shares lapse. Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Grant Date, rather that at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Grant Date. In the event Participant files an 83(b) Election, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Shares and the Fair Market Value of such Shares as of the Grant Date. Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of the Shares hereunder, and does not purport to be complete. PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING PARTICIPANT’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT’S DEATH.
     3.2 Restricted Stock Not Transferable. Prior to the lapsing of the Restrictions pursuant to Section 2.2(b), no Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.2 notwithstanding, with the consent of the Administrator, the Shares may be transferred to certain persons or entities related to Participant, including but not limited to members of Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Participant’s family or to such other persons or entities as may be expressly approved by the Administrator, pursuant to any such conditions and procedures the Administrator may require.
     3.3 Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date Participant shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions herein, including the right to vote the Shares and the right to receive any cash or stock dividends paid to or made with respect to the Shares; provided, however, that the Participant shall not be entitled to receive any dividends with respect to any Shares that are unvested as of the date of payment of such dividends unless and until such shares become vested in accordance with Section 2.2. Any dividends with respect to such unvested Shares shall be forfeited to the Company in the event such Shares are forfeited. At the discretion of the Company, and prior to the delivery of Shares, Participant may be required to execute a stockholders agreement in such form as shall be determined by the Company.
     3.4 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its Subsidiaries.
     3.5 Non-Competition. The Participant agrees that during the period in which the Participant is an Eligible Individual and for a period of one (1) year following the Participant’s Termination of Service, the Participant will not directly or indirectly, individually, or together with or through any other person, firm, corporation or entity engage in, or be employed by, a business or organization that renders the same or similar services as the Company or otherwise competes with the Company. The Participant agrees that the Company would be irreparably harmed if the provisions of this Section 3.5 are violated and, therefore, in the event of any actual or threatened violation of this Section 3.5, the Company will be entitled to a temporary restraining order and preliminary and permanent injunctive relief and to specifically enforce the terms and provisions of this Section 3.5 without the necessity of posting bond or proving damages.
     3.6 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
     3.7 Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     3.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of Participant.
     3.9 Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his address shown in the Company records, and to the Company at its principal executive office.
     3.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

     3.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
          (a) Entire Agreement; Severability. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Every provision of this Agreement is intended to be severable from every other provision of this Agreement. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, the remaining provisions will remain in full force and effect. If any provision of this Agreement is held to be unreasonable or excessive in scope or duration, that provision will be deemed to be reformed so that it will be enforceable to the maximum extent permitted by law.
     3.12 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

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